CE Mark Approval of Muscle Pattern Recognition (MPR) System Announced by iTech Medical

Back and neck pain represents one of the greatest health problems in the European Union, with direct and indirect treatment costs in excess of 100 billion Euros/year.

Keywords: CE Mark approval, Europe, healthcare, biomedical, wellness, back pain, neck pain, neurology, medical device, clinical studies, financing, commercialization, Health Canada, chronic back pain

HUNTINGTON BEACH, Calif., December 15, 2010 – iTech Medical, Inc. (OTCBB:IMSU - News) (FWB:0IM - News), a medical information technology company, announced today that it has received CE Mark approval for the commercial sale of the Company's Muscle Pattern Recognition (MPR) System in Europe.  This approval allows for the marketing and sale of the device in the European Union (EU) and all countries recognizing the CE Mark.  The MPR System is a non-invasive clinical assessment tool being developed to assist in the diagnosis and treatment of back and neck pain, one of the most common chronic conditions in the industrialized world.  On December 13, 2010, the Company reported that it had received Health Canada approval to begin sales and marketing of the MPR System in Canada.

“The achievement of the CE Mark for our MPR System represents another critical milestone in the history of iTech Medical,” said Wayne Cockburn, President & CEO at iTech Medical.

It is estimated that 80% of the European population will suffer back pain at some time in their lives and in excess of one third of the European workforce suffer from low back pain.  Although many cases resolve within 2-4 weeks, many patients will have recurring pain within 1 year following the first episode of back pain.

“Back and neck pain cases are one of the greatest health problems in the European Union, with direct and indirect treatment costs in excess of 100 billion Euros a year,” said Mr. Cockburn.  “Our device has the potential to benefit a large number of patients that suffer from neck and back pain while at the same time reducing the costs related to diagnosing and treating this condition. We are extremely pleased with this approval and we look forward to introducing the MPR System in the European Community in 2011.”

The Company stated that it is currently evaluating its marketing and distribution strategy options, including strategic partners.

About iTech Medical - (OTCBB:IMSU - News) (FWB:0IM - News)
iTech Medical is engaged in the research and commercial development of healthcare information systems and technologies. To date, the Company has focused on developing a proprietary platform called Muscle Pattern Recognition (MPR), a unique clinical tool for the analysis of muscle function. iTech Medical is ISO 13485:2003 certified for the production and sale of surface electromyography (sEMG) diagnostic devices for clinical use.

iTech Medical website:  www.iTechMedical.com

For a current corporate fact sheet, visit: http://premierstocks.tv/images/company_links/imsu.pdf

About CE Marking for Medical Devices
CE marking is a legal requirement for medical devices intended for sale in Europe. There are three European CE marking directives that specifically apply to medical devices manufacturers.  The MPR System was approved under the Medical Devices Directive (MDD), which applies to all general medical devices not covered by the other two Directives – the Active Implantable Medical Devices Directive and the In Vitro Diagnostics Directive.

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning.

These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability.

A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, iTech Medical’s Annual Report on Form 10-K filed with the SEC on April 15, 2010.  iTech Medical cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

[Missing Graphic Reference]Contact:
iTech Medical, Inc.
Wayne Cockburn, CEO
Huntington Beach, CA
714.841.2670
Montreal, CDA
905.505.0770
Wayne.Cockburn@iTechMedical.com

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